CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to use, in the Registration Statement on Form S-1 of L & L Energy Inc. (formerly L & L International Holdings, Inc.), of our report dated August 11, 2009 on our audits of the financial statements of L & L Energy Inc. (formerly L & L International Holdings, Inc.) as of April 30, 2009 and 2008 and the results of their operations and cash flows for the years then ended.

/s/ Kabani & Company, Inc. Certified Public Accountants

Los Angeles, California January 5, 2010